UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 25, 2013

Hines Global REIT, Inc.
__________________________________
Exact name of registrant as specified in its charter)

Maryland	000-53964	26-3999995
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas	77056-6118
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 25, 2013, the Board of Directors (the “Board”) of Hines Global REIT, Inc. (“Hines Global” or the “Company”) received notice of Charles N. Hazen's decision to retire from his role as President and Chief Executive Officer of the Company and the general partner of the Company's advisor, Hines Global REIT Advisors LP (the “Advisor”) in order to pursue personal interests. On the same date, the Board accepted Sherri W. Schugart's resignation as Chief Operating Officer of the Company, which position will be left unfilled, and appointed her as the Company's President and Chief Executive Officer. Ms. Schugart simultaneously resigned as the Chief Operating Officer of the general partner of the Advisor, which position will also be left unfilled, and was appointed as its President and Chief Executive Officer. In addition to the resignation from the positions described above, Mr. Hazen resigned as a director of Hines Securities, Inc. (“HSI”), the Company's dealer-manager, for which Ms. Schugart currently serves as a director. The resignations and appointments described above will be effective on March 15, 2013. Mr. Hazen will remain an employee of Hines Interests Limited Partnership (“Hines”), the Company's sponsor, for one year following his retirement to participate in and advise on various matters within Hines.
Ms. Schugart, 47, joined Hines in 1995. Prior to the appointments described above, Ms. Schugart had served as the Chief Operating Officer of the Company and the general partner of the Advisor since November 1, 2011. During that same period, she also served as the Chief Operating Officer of Hines Real Estate Investment Trust, Inc. (“Hines REIT”), of the general partner of its advisor and of the Hines US Core Office Fund LP (the “Core Fund”). In these positions, Ms. Schugart has been responsible for the execution of each entity's business plan and oversight of day-to-day business operations, including issues related to portfolio strategy, asset management and all other operational and financial matters. Ms. Schugart also served as the Chief Financial Officer of the Company and the general partner of the Advisor from its inception in December 2008 through October 2011. Ms. Schugart also served as the Chief Financial Officer of Hines REIT and the general partner of its advisor from August 2003 through October 2011 and as the Chief Financial Officer of the Core Fund from July 2004 through October 2011. She has also been a Senior Managing Director of the general partner of Hines, the sponsor of Hines Global and Hines REIT, since October 2007 and has served as a director of HSI since August 2003. Prior to holding these positions, she was a Vice President in Hines' Capital Markets Group, raising equity and debt financing for various Hines investment vehicles in the U.S. and internationally. Ms. Schugart has been responsible for arranging and managing more than $10.0 billion in equity and debt for Hines' public and private investment funds. Prior to joining Hines, Ms. Schugart spent eight years with Arthur Andersen LLP, where she served both public and private clients in the real estate, construction, finance and banking industries. She holds a Bachelor of Business Administration degree in Accounting from Southwest Texas State University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global REIT, Inc.

February 27, 2013	By:	/s/ J. Shea Morgenroth
Name: J. Shea Morgenroth
Title: Chief Accounting Officer and Treasurer